UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2011

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 3.02 of this report regarding the Registration Rights Agreement is incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

On January 24, 2011, Alcoa Inc. (“Alcoa”) contributed 36,518,563 newly issued shares (the “Shares”) of its common stock, par value $1.00 per share (the “Common Stock”), to a master trust that holds the assets of certain defined benefit pension plans of Alcoa and its subsidiaries (the “Master Trust”) in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Shares were valued at $16.43 per share (the closing price of Alcoa’s Common Stock on the New York Stock Exchange on January 24, 2011), or approximately $600 million in the aggregate, and were issued to satisfy a portion of Alcoa’s outstanding future funding obligations to the plans.

In connection with the contribution, on January 24, 2011, Alcoa entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Evercore Trust Company, N.A., in its capacity as independent investment manager appointed to manage the Shares (the “Manager”). The Registration Rights Agreement provides, among other things, that Alcoa will file with the Securities and Exchange Commission (the “SEC”) a prospectus supplement to Alcoa’s existing effective shelf registration statement covering the resale of the Shares by the Master Trust and will also file on or before the expiration date of the existing shelf registration statement a replacement shelf registration statement (including a prospectus) covering the resale of the Shares. Subject to certain agreed upon suspension periods, Alcoa must file such amendments, supplements and replacements to the effective registration statement as may be necessary to keep it effective at all times until the earliest of (a) the date on which all Shares have been disposed of by the Master Trust pursuant to the effective registration statement in accordance with the plan of distribution set forth in the related prospectus; (b) the date on which all Shares may be sold by the Master Trust to the public in accordance with Rule 144 under the Securities Act and when no conditions of Rule 144 are then applicable to the Master Trust (other than the holding period requirement, so long as such holding period requirement is satisfied at such time of determination); (c) the date that is 90 days after the date on which the number of Shares held by the Master Trust is less than one percent of the shares of the Common Stock then outstanding; and (d) the date that Alcoa and the Manager have received an opinion of counsel or such other evidence that the Shares may otherwise be sold without registration or qualification under the Securities Act.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement filed as Exhibit 10 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

In connection with the contribution of the Shares to the Master Trust as described above in Item 3.02, the exhibits listed in Item 9.01 are filed herewith and incorporated by reference into Alcoa’s effective shelf registration statement on Form S-3ASR (File No. 333-149623) filed on March 10, 2008 and related Prospectus dated March 10, 2008, as supplemented by the Prospectus Supplement dated January 24, 2011 covering the resale of the Shares by the Master Trust.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

5	Opinion of Thomas F. Seligson, Esq., Counsel of Alcoa Inc.

10	Registration Rights Agreement, dated as of January 24, 2011, by and between Alcoa Inc. and Evercore Trust Company, N.A., solely in its capacity as duly appointed and acting investment manager of a segregated account held in the Alcoa Master Retirement Plans Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Nicholas J. DeRoma
Name:	Nicholas J. DeRoma
Title:	Executive Vice President, Chief Legal and Compliance Officer

Date: January 24, 2011

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of Thomas F. Seligson, Esq., Counsel of Alcoa Inc.

10	Registration Rights Agreement, dated as of January 24, 2011, by and between Alcoa Inc. and Evercore Trust Company, N.A., solely in its capacity as duly appointed and acting investment manager of a segregated account held in the Alcoa Master Retirement Plans Trust.

5